MINERAL CLAIM PURCHASE AGREEMENT

THIS AGREEMENT made this 17 day of May, 2010

BETWEEN:

Gold Explorations, LLC, a Nevada Limited Liability Company having offices at 1583 Downs Dr,

Minden, NV 89423

Tel: 775-267 4210 Fax : 775- 2674263 Email: okd@aol.com

(Hereinafter referred to as "Vendor") **Of the first Part**

AND:

Verde Resources, Inc. a Nevada Corporation, having an office at 905 Venture Way, Mill Valley,

CA 94941

Tel: 415 860-5192 Email: **verderesources@gmail.com**

(Hereinafter referred to as the "Purchaser") **Of the second part.**

WHEREAS:

A. The Vendor is the owner of certain unpatented mineral mining claims in Esmeralda County, Nevada, USA (More properly identified in "Schedule A hereto attached")

B. The Purchaser has agreed to purchase and the Vendor has agreed to sell the mineral claims on the terms and conditions hereinafter set forth.

REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the purchaser that:

1. It is legally entitled to hold the property and the Property Rights.
2. It is, and at the time of each transfer to the Purchaser of mineral claims comprised in

   the Property it will be, the recorded holder and beneficial owner of all of the mineral claims comprising the Property free and clear of all liens, charges and claims of others, except as noted on Schedule "A", and no taxes or rentals are due in respect of any thereof;
3. The mineral claims comprised in the Property have been duly and validly located and

   Recorded pursuant to the laws of the jurisdiction in which the Property is situated and, except as specified in Schedule "A", and accepted by the Purchaser, are in good standing with respect to all filings , fees, taxes, assessments, work commitments or other conditions on the date hereof.
4. There is no adverse claim or challenge against or to the ownership of or title to any

   of the mineral claims comprising the Property, nor to the knowledge of the Vendor, is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof, and no person other than the Vendor, pursuant to provisions hereof, has any royalty or other interest whatsoever in

   production from any of the mineral claims comprising the Property other than set out in Schedule "A".

The representations and warranties contained in this section are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty, and the representations and warranties contained in this section shall survive the execution hereof.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1. All payments per this agreement must be made within 30 days of this due date; otherwise the property with all rights reverts back to the vendor.

2. The work program recommended by Steve Karolyi is to be completed in 2011 and additional work to total $50,000 USD, and must be completed within five years of the date of this agreement or the properties are to revert to the vendor. An equivalent cash payment may be made to the vendor instead of the work commitment.

PURCHASE AND SALE

The Vendor agrees to sell and the purchaser agrees to purchase a 100% undivided interest in and to the property free and clear of all charges, encumbrances and claims, except for those set out in Schedule "A".

In consideration of the sale of the Property by the Vendor the Purchaser shall pay the sum of One Hundred Thousand Dollars ($100,000) USD in stages as follows:

i. Upon signing and transfer of title $10,000

ii. One year from signing an additional $5,000

iii. Two years from signing an additional $10,000

iv. Three years from signing an additional $10,000

v. Four years from signing an additional $10,000

vi. Five years from signing an additional $55,000

The Purchaser shall make exploration expenditures in the amount of $50,000 USD over five years. The exploration program, prepared by Steve Karolyi, in the amount of $10,000 USD shall be part of this expenditure commitment and this work shall be done in 2011. .

The Purchaser agrees to pay to the Vendor a royalty of 3% on all mineral commodities sold from the claims. This royalty shall be reduced to 1.5% upon payment to Vendor of $1,000,000 USD at any time.

The Purchaser agrees to divide any specimen gold discovered during the exploration equally between the two parties until the purchase has been earned.

In the event that Verde Resources, Inc. does not receive acceptance for filing of its S1 document before September 1, 2010, the work commitment for the first year shall be deferred until 2011.

OTHER OBLIGATIONS OF THE PURCHASER

The purchaser agrees to maintain in good standing those mineral claims comprised in the Property by the doing and filing of assessment work or the making of payments in lieu thereof, by the payment of taxes and rentals, and the performance of all other actions which may be necessary in regard and in order to keep such mineral claims free and clear of the liens and other charges arising from the Purchasers activities thereon except those at the time contested in good faith by the Purchaser.

The Purchaser agrees to do all the work on the property in a good and workman like fashion and in accordance with all applicable laws, regulations, orders and ordinances of any government authority.

The Purchaser agrees to indemnify and save the Vendor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Purchasers activities on the Property, but the Purchaser shall incur no obligation hereunder in respect of claims arising or damages suffered after termination of the Purchase Agreement if upon termination of the Agreement any workings on or improvements to the Property made by the Purchaser are left in a safe condition in accordance with government regulations and laws.

The Purchaser agrees to provide the Vendor with copies of all technical reports, assays and mapping resulting from their work on this Property.

Area of interest Clause: It is understood and agreed that in the event either party stakes additional claims within one mile of the existing outer boundary of the existing claims, those claims will become part of this agreement. .

TERMINATION OF PURCHASE AGREEMENT

Prior to the payment in full of the purchase price and completion of the work commitments, the Purchaser may terminate the Purchase Agreement by notice to the Vendor.

If the Purchase Agreement is terminated by the Purchaser or the Vendor, prior to the payment of Purchase Price in full and the completion of the work commitments and obligations of the Purchaser stop at the balance of the Purchase Price then the outstanding and complete the work commitments shall end and the Purchaser shall:

i. Leave in good standing for a period of at least three months from the termination of the Purchase Agreement those mineral claims comprised in the Property;

ii. Deliver to the Vendor a Bill of Sale or other proper form of transfer documents, in recordable form whereby the right, title and interest in and to the Property has been transferred to the Vendor or its nominees, free and clear of all liens or charges arising from the Purchasers activities on the Property, and;

iii. Deliver at no cost to the Vendor within 90 days of such termination, copies of all reports, maps, assay results and other relevant technical data compiled by, prepared at the direction of, or in the possession of the Purchaser with respect to the Property and not theretofore furnished to the Vendor.

TRANSFER OF TITLE

Concurrently with the execution of this agreement, the Vendor shall deliver to the Purchaser duly executed transfers of the 100% interest in the Property.

GENERAL TERMS

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this agreement.

This Agreement shall endure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

This Agreement shall be governed by and construed in accordance with the laws of Nevada and shall be subject to the approval of all securities regulatory authorities having jurisdiction.

This Agreement is assignable by either party with 30 days notice.

In witness whereof the parties hereto have executed this agreement as of the day and year first above written:

Signed, Sealed and Delivered by
Verde Resources, Inc. as
Represented by its President
Stephen Spalding

/s/ Stephen Spalding
Verde Resources, Inc.
Stephen Spalding, President

Signed, Sealed and Delivered by
Gold Explorations LLC
As represented by its Partners
H.G. McNeill
Steve Karolyi

/s/
Gold Explorations LLC
H.G. McNeill, Partner

/s/
Gold Explorations LLC
Steve Karolyi, Partner